AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                      effective September 1, 1983, between

                    CENTURY LIFE OF AMERICA of Waverly, Iowa,

                  hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

       1. For reinsurance ceded automatically on and after the first day of October, 1992, under the Agreement, the sum of the amount of insurance already in force on the life and the amount applied for currently, in all companies, shall not exceed the following amounts.

     Ages       Life Insurance      Waiver of Premium       Accidental Death
     ----       --------------      -----------------       ----------------

     0-65         $3,000,000            $2,000,000              $200,000
    66-70          3,000,000               None                   None
    71-80            300,000               None                   None

       2. On and after the first day of October, 1992, the retention limit of the REINSURED shall be that shown in the revised Schedule A, attached hereto. This retention shall apply to reinsurance ceded after the effective date hereof.

       3. On and after the first day of October, 1992, the REINSURED may cede and the LINCOLN shall accept automatically amounts of reinsurance not to exceed those described in the Schedule B, attached hereto.

       4. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

       IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

CENTURY LIFE OF AMERICA

Signed at /s/ Waverly, IA
          --------------------

By /s/ Robert M. Buckingham        By /s/ Barbara L. Hanson
   ------------------------        ------------------------

Title VP VAL Actuary            Title Secretary
     ----------------------          ----------------------

Date 12/1/92                    Date 12/3/92
     ----------------------          ----------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By /s/ Neal Arnold              By /s/ Signature
   ------------------------        ------------------------

Date 12/10/92                   Date 12/15/92
     ----------------------          ----------------------

                                   SCHEDULE A
                           (Effective October 1, 1992)

                        Retention Limits of the REINSURED

                                      Life*
                                      ----

                    Ages        Standard        Tables A-P
                    ----        --------        ----------
                    0-60        $500,000        $500,000
                   61-70         500,000         300,000
                   71-80          50,000          50,000

*The above amounts shall be exceeded by as much as $15,000 to avoid reinsurance.

                          Waiver of Premium Disability
                          ----------------------------

                        $1,000,000 of Total Life In Force

                                Accidental Death
                                ----------------

                                    $150,000

                                   SCHEDULE B
                           (Effective October 1, 1992)

           Maximum Amounts which the REINSURED may cede Automatically

                                      Life
                                      ----

                Ages        Standard-Table P        Over Table P
                ----        ----------------        ------------

                0-70            $2,000,000              None
               71-80               200,000              None
              Over 80              None                 None

                          Waiver of Premium Disability
                          ----------------------------

The REINSURED may cede automatically Waiver of Premium Disability reinsurance in amounts applicable to the amount of Life reinsurance ceded automatically not to exceed the following:

                Ages        Standard-Table F        Over Table F
                ----        ----------------        ------------

                0-44           $2,000,000               None
               44-65            1,000,000               None
              Over 65             None                  None

                            Accidental Death Benefits
                            -------------------------

                Ages        Standard-Table F        Over Table F
                ----        ----------------        ------------

                0-65            $100,000                None
              Over 65             None                  None